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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) December 4, 1998
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                       CARING PRODUCTS INTERNATIONAL, INC.
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               (Exact Name of Registrant as Specified in Charter)



    Delaware                     333-35239                     98-0134875
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 (State or Other                (Commission                 (IRS Employer
 Jurisdiction of                  File No.)                 Identification No.)
 Incorporation)



200 First Avenue West, Suite 200, Seattle, Washington              98119
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code (206) 282-6040
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ITEM 5.   OTHER EVENTS

          Reference is made to Item 2 of Registrant's report on Form 10-QSB for the quarterly period ended September 30, 1998 which, INTER ALIA, described certain actions taken by the Registrant's Board of Directors with respect to William H. Atkinson, the Registrant's former Chief Executive Officer, and the prevention of the application of approximately $350,000 of Registrant's funds pledged by Mr. Atkinson to support his personal guarantee. On December 3, 1998, Registrant initiated legal action against the financial institution holding such funds seeking, among other things, their release. Registrant intends to take such other steps, including the initiation of legal action against one or more other parties, as may be appropriate to obtain release of its funds or the replacement thereof. On December 4, 1998, Mr. Atkinson resigned as a director of the Registrant.

          On November 24, 1998, Registrant's Chief Operating Officer, Ms. Priscilla Cain resigned. Pending completion of Registrant's previously announced review of its strategic options, Registrant does not intend to hire a replacement for Ms. Cain and her functions will be performed by other employees.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CARING PRODUCTS INTERNATIONAL, INC.



                                    By: /s/ Susan A. Schreter
                                        -------------------------------------
                                        Susan A. Schreter,
                                        President and Chief Executive Officer

Dated:  December 14, 1998


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